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                                                                      Exhibit 21



                           Subsidiaries of Registrant




            Subsidiary                                     Jurisdiction
            ----------                                     ------------


         Altek Industries Corp.                            New York


         Transmation Singapore Pte. Ltd.                   Singapore


         Transmation (Canada) Inc.                         Canada


         Transcat, FSC                                     U.S. Virgin Islands


         Transmation Australia Pty. Ltd.                   Australia





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